Exhibit 8




                         Joint Filing Agreement

            In accordance with rule 13d-1(f) under the Securities Exchange Act of 1934, the undersigned hereby agrees to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.10 per share, of Empire of Carolina, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, and in differing counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.
            IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 30th day of June, 1997.


                                 /s/ James J. Pinto
                              ----------------------------
                                 James J. Pinto



                              TelCom Partners L.P.



                              By: /s/ James J. Pinto
                                 -------------------------
                                 Name: James J. Pinto
                                 Title: General Partner